Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 24, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-126317) and related Prospectus of TAL International Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Stamford, Connecticut
August 24, 2005